Exhibit 99.1

FOR IMMEDIATE RELEASE	NEWS

November 4, 2025	OTCQB: FTCO

FORTITUDE GOLD REPORTS THIRD QUARTER 2025 RESULTS

COLORADO SPRINGS – November 4, 2025 - Fortitude Gold Corporation (OTCQB: FTCO) (the “Company”) today reported its third quarter 2025 results including $4.7 million net sales, $1.6 million in exploration expense, $0.7 million cash dividends to shareholders, $2.5 million mine gross profit, and net income of $0.2 million. The Company confirmed its previously announced preliminary 2025 third quarter production of 1,384 gold ounces. Fortitude Gold is a gold producer, developer, and explorer with operations in Nevada, U.S.A. offering investors exposure to both gold production and dividend yield.

Third Quarter 2025 Financial Results and Highlights

●	$4.7 million net sales
●	$0.2 million net income or $0.01 per share
●	$11.7 million cash balance at September 30, 2025
●	1,384 gold ounces produced
●	$28.5 million working capital at September 30, 2025
●	$2.5 million mine gross profit
●	$1.6 million exploration expenditures
●	$1,244 total cash cost after by-product credits per gold ounce sold*
●	$1,956 per ounce total all-in sustaining cost*
●	$0.7 million dividends paid
●	619 ounces of gold rounds/bullion at September 30, 2025

* The calculation of our cash cost and all-in sustaining cost per ounce contained in this press release is a non-GAAP financial measure. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s recently filed Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

Fortitude Gold sold 1,376 gold ounces at a total cash cost of $1,244 per ounce (after by-product credits) and an all-in-sustaining-cost per ounce of $1,956. Realized gold metal prices during the quarter averaged $3,444 per ounce(1). During the third quarter, the Company received all approvals from the Bureau of Land Management (“BLM”) and the Nevada Division of Environmental Protection (“NDEP”) to construct and operate the County Line gold project located 19 miles northeast of its Isabella Pearl Mine.

“We are excited that the BLM and NDEP approved all permits in September 2025 for our County Line Project, which now allows the Company to advance this project into production,” stated Fortitude Gold CEO and President, Mr. Jason Reid.  “We remain pleased to see this pro-business and pro-mining federal administration work through the historic permit backlog.  Mine operations during the third quarter largely focused on removing waste as we advance closer to the deep Isabella Pearl mineralization with the pit layback.  Between quarterly production from residual leach coupled with the first Pearl deep mineralization beginning processing in the coming weeks, we target production from both as we advance our County Line Project into near-term production.”

The following Sales Statistics table summarizes certain information about our operations for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Metal sold
Gold (ozs.)	1,376	4,199	5,203	12,292
Silver (ozs.)	7,968	11,380	32,061	48,052
Average metal prices realized (1)
Gold ($per oz.)	3,444	2,441	3,137	2,288
Silver ($per oz.)	40.04	29.07	34.37	26.57
Precious metal gold equivalent ounces sold
Gold Ounces	1,376	4,199	5,203	12,292
Gold Equivalent Ounces from Silver	93	136	351	558
	1,469	4,335	5,554	12,850

Total cash cost before by-product credits per gold ounce sold	$1,476	$985	$1,328	$889
Total cash cost after by-product credits per gold ounce sold	$1,244	$906	$1,116	$785
Total all-in sustaining cost per gold ounce sold	$1,956	$990	$1,563	$929
(1)	Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

The following Production Statistics table summarizes certain information about our operations for the three and nine months ended September 30, 2025 and 2024:

	Three months ended September 30,		Nine months ended September 30,
	2025	2024	2025	2024
Ore mined
Ore (tonnes)	27,650	149,259	115,751	336,025
Gold grade (g/t)	0.26	0.66	0.40	0.62
Waste (tonnes)	430,794	208,176	1,453,517	1,008,173
Metal production (before payable metal deductions)(1)
Gold (ozs.)	1,384	4,220	4,664	12,353
Silver (ozs.)	8,208	11,488	28,434	48,781
(1)	The difference between what we report as “metal production” and “metal sold” is attributable to the difference between the quantities of metals contained in the doré we produce versus the portion of those metals actually paid for according to the terms of our sales contracts. Differences can also arise from inventory changes incidental to shipping schedules, or variances in ore grades and recoveries which impact the amount of metals contained in doré produced and sold.

See Accompanying Tables

The following information summarizes the results of operations for Fortitude Gold Corporation for the three and nine months ended September 30, 2025 and 2024, its financial condition at September 30, 2025 and December 31, 2024, and its cash flows for the nine months ended September 30, 2025 and 2024. The summary data as of September 30, 2025 and for the three and nine months ended September 30, 2025 and 2024 is unaudited; the summary data as of December 31, 2024 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2024, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of its cash cost before by-product credits per gold ounce sold, total cash cost after by-product credits per gold ounce sold and total all-in sustaining cost per gold ounce sold contained in this press release are non-GAAP financial measures. Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2025	2024
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$11,724	$27,082
Gold and silver rounds/bullion	2,822	1,907
Accounts receivable	406	—
Inventories	19,903	11,641
Prepaid taxes	450	200
Prepaid expenses and other current assets	1,037	1,025
Total current assets	36,342	41,855
Property, plant and mine development, net	43,717	26,287
Leach pad inventories	54,980	53,577
Other non-current assets	1,145	386
Total assets	$136,184	$122,105
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,620	$2,637
Finance lease liabilities, current	5,722	—
Mining taxes payable	35	592
Other current liabilities	502	903
Total current liabilities	7,879	4,132
Asset retirement obligations	9,940	9,880
Finance lease liabilities, long-term	11,630	—
Total liabilities	29,449	14,012
Shareholders' equity:
Preferred stock - $0.01 par value, 20,000,000 shares authorized and nil outstanding at September 30, 2025 and December 31, 2024	—	—
Common stock - $0.01 par value, 200,000,000 shares authorized and 24,375,209 shares outstanding at September 30, 2025 and 24,173,209 shares outstanding at December 31, 2024	244	242
Additional paid-in capital	106,601	105,207
(Accumulated deficit) retained earnings	(110)	2,644
Total shareholders' equity	106,735	108,093
Total liabilities and shareholders' equity	$136,184	$122,105

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
For the three and nine months ended September 30,2025 and 2024
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended		Nine months ended
	September 30,		September 30,
	2025	2024	2025	2024
Sales, net	$4,654	$10,229	$16,073	$27,964
Mine cost of sales:
Production costs	1,627	3,784	5,558	9,491
Depreciation and amortization	517	1,597	1,965	4,535
Reclamation and remediation	44	69	135	176
Total mine cost of sales	2,188	5,450	7,658	14,202
Mine gross profit	2,466	4,779	8,415	13,762
Costs and expenses:
General and administrative expenses	1,257	1,739	3,806	4,150
Exploration expenses	1,575	2,731	4,278	10,621
Other income, net	(541)	(520)	(2,055)	(1,680)
Total costs and expenses	2,291	3,950	6,029	13,091
Income before income and mining taxes	175	829	2,386	671
Mining and income tax (benefit) expense	(58)	(117)	55	(135)
Net income	$233	$946	$2,331	$806
Net income per common share:
Basic	$0.01	$0.04	$0.10	$0.03
Diluted	$0.01	$0.04	$0.10	$0.03
Weighted average shares outstanding:
Basic	24,366,637	24,173,209	24,262,841	24,156,816
Diluted	24,543,347	24,261,954	24,510,012	24,242,708

FORTITUDE GOLD CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
For the nine months ended September 30,2025 and 2024
(U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Nine months ended
	September 30,
	2025	2024
Cash flows from operating activities:
Net income	$2,331	$806
Adjustments to reconcile net income (loss) to net cash from operating activities:
Depreciation and amortization	2,142	4,668
Stock-based compensation	1,396	705
Deferred taxes	—	(478)
Reclamation and remediation accretion	135	176
Reclamation payments	—	(83)
Unrealized gain on gold and silver rounds/bullion	(917)	(428)
Gain on retirement of debt	(652)	—
Other operating adjustments	(1)	—
Changes in operating assets and liabilities:
Accounts receivable	(406)	42
Inventories	(10,109)	(8,434)
Prepaid expenses and other current assets	(12)	6
Other non-current assets	(759)	(42)
Accounts payable and other accrued liabilities	(819)	(1,407)
Income and mining taxes payable	(807)	(1,965)
Net cash used in operating activities	(8,478)	(6,434)

Cash flows from investing activities:
Capital expenditures	(1,256)	(3,305)
Other investing activities	3	—
Net cash used in investing activities	(1,253)	(3,305)

Cash flows from financing activities:
Dividends paid	(5,085)	(8,697)
Proceeds from exercise of stock options	—	77
Repayment of loans payable	—	(3)
Repayment of capital leases	(542)	—
Net cash used in financing activities	(5,627)	(8,623)

Net decrease in cash and cash equivalents	(15,358)	(18,362)
Cash and cash equivalents at beginning of period	27,082	48,678
Cash and cash equivalents at end of period	$11,724	$30,316

Supplemental Cash Flow Information
Income and mining taxes paid	$862	$2,309
Non-cash investing and financing activities:
Change in capital expenditures in accounts payable	$204	$(69)
Change in estimate for asset retirement costs	$694	$2,937
Equipment purchased under finance lease	$17,895	$—

About Fortitude Gold Corp.:

Fortitude Gold is a U.S. based gold producer targeting projects with low operating costs, high margins, and strong returns on capital. The Company’s strategy is to grow organically, remain debt-free, and distribute dividends. The Company’s Nevada Mining Unit consists of seven high-grade gold properties located in the Walker Lane Mineral Belt and an eighth high-grade gold property in west central Nevada. The Isabella Pearl gold mine, located on the Isabella Pearl mineralized trend, is currently in production and the fully permitted County Line mine is in development. Nevada, U.S.A. is among the world’s premier mining friendly jurisdictions.

Cautionary Statements:  This press release contains forward-looking statements that involve risks and uncertainties. If you are risk-averse you should NOT buy shares in Fortitude Gold Corp.  The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. When used in this press release, the words “plan”, “target”, "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements.  Such forward-looking statements include, without limitation, the statements regarding the Company’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material are forward-looking statements.  All forward-looking statements in this press release are based upon information available to the Company on the date of this press release, and the Company assumes no obligation to update any such forward-looking statements.  Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate.  The Company's actual results could differ materially from those discussed in this press release.

Contact:
Greg Patterson
719-717-9825
greg.patterson@fortitudegold.com
www.Fortitudegold.com